John Deere Owner Trust 1999-A                      Exhibit 99.1
  Statement to Noteholders

$167,300,000 Class A-1 4.9988%
    Asset Backed Notes due June 19, 2000
$262,000,000 Class A-2 5.4660%
    Asset Backed Notes due August 15, 2001
$186,000,000 Class A-3 5.9400%
    Asset Backed Notes due October 15, 2002
$146,125,000 Class A-4 6.1200%
    Asset Backed Notes due October 17, 2005
$32,230,000  6.100% Class B
    Asset Backed Notes due October 17, 2005
$12,086,832  Asset Backed Certificates

Payment Date:                                         15-Mar-00

(1)  Amount of principal being paid on the Notes:

     (a)  A-1 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (b)  A-2 Notes:                             $28,263,623.41
          per $1,000 original principal amount:         $107.88

     (c)  A-3 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (d)  A-4 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (e)  B Notes:                                $1,196,343.85
          per $1,000 original principal amount:          $37.12

     (f)  Total                                  $29,459,967.26

(2) Interest on the Notes

     (a)  A-1 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (b)  A-2 Notes:                                $964,045.12
          per $1,000 original principal amount:           $3.68

     (c)  A-3 Notes:                                $920,700.00
          per $1,000 original principal amount:           $4.95

     (d)  A-4 Notes:                                $745,237.50
          per $1,000 original principal amount:           $5.10

     (e)  B Notes:                                  $118,572.08
          per $1,000 original principal amount:           $3.68

     (f)  Total                                   $2,748,554.70

(3)  After giving effect to distributions
     on current Payment Date:

     (a) (i)  outstanding principal amount
              of A-1 Notes:                               $0.00
         (ii) A-1 Note Pool Factor:                   0.0000000

     (b) (i)  outstanding principal amount
              of A-2 Notes:                     $190,679,966.44
         (ii) A-2 Note Pool Factor:                   0.7277861

     (c) (i)  outstanding principal amount
              of A-3 Notes:                     $186,000,000.00
         (ii) A-3 Note Pool Factor:                   1.0000000

     (d) (i)  outstanding principal amount
              of A-4 Notes:                     $146,125,000.00
         (ii) A-4 Note Pool Factor:                   1.0000000

     (e) (i)  outstanding principal amount
              of B Notes:                        $22,129,310.78
         (ii) B Note Pool Factor:                     0.6866060

     (f) (i)  Certificate Balance                 $8,298,491.54
         (ii) Certificate Pool Factor:                0.6865729

(4)  Note Value at the end of the related
     Collection Period                          $553,232,769.59

(5)  Pool Balance (excluding accrued
     interest) at the end of the related
     Collection Period                          $547,904,100.58

(6)  Amount of Servicing Fee:                       $480,272.99
     per $1,000 original principal amount:           0.59606312

(7)  Amount of Administration Fee:                      $100.00

(8)  Aggregate Purchase Amounts for
     Collection Period:                                   $0.00

(9)  Amount in Reserve Account:                  $14,100,482.07
     Specified Reserve Account Balance:          $14,100,482.07

(10) Aggregate amount of Realized Losses
     for the Collection Period:                     $159,179.26

(11) Amount of Payments that are more
     than 60 days past due:                       $2,167,262.00